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                                                                    Exhibit 5.2

                         [THOMPSON COBURN LLP LETTERHEAD]

May 14, 2003



United Industries Corporation,
Ground Zero, Inc. and Schultz Company
2150 Schuetz Drive
St. Louis, Missouri 63146

         Re:    Registration Statement on Form S-4, Registration No. 333-104911
                ---------------------------------------------------------------

Ladies and Gentlemen:

         We are issuing this opinion letter in our capacity as special legal counsel to Ground Zero, Inc., a Missouri corporation, and Schultz Company, a Missouri corporation, (together, the "Guarantors"), in connection with the Guarantors' proposed guarantee, along with the other guarantors under the Indenture (as defined below), of $235,000,000 in aggregate principal amount of 9 7/8% Series D Senior Subordinated Notes due 2009 (the "Series D notes"). The Series D notes are to be issued by United Industries Corporation, a Delaware corporation (the "Issuer"), pursuant to a Registration Statement on Form S-4 (Registration No. 333-104911), originally filed with the Securities and Exchange Commission (the "Commission") on May 1, 2003, under the Securities Act of 1933, as amended (the "Act") such Registration Statement, as supplemented or amended, is hereinafter referred to as the "Registration Statement"). The obligations of the Issuer under the Series D notes will be guaranteed by the Guarantors (the "Guarantees"). The Series D notes and the Guarantees are to be issued pursuant to the Indenture (as supplemented, the "Indenture"), dated as of March 27, 2003, among the Issuers, the Guarantors, and other parties.

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Articles of Incorporation and By-Laws of the Guarantors, (ii) minutes and records of the corporate proceedings of the Guarantors with respect to the issuance of the Guarantees, (iii) the Registration Statement and (iv) the Indenture.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Guarantors and the due authorization, execution and delivery of all documents by the parties thereto other than the Guarantors. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Guarantors and others.

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United Industries Corporation,
Ground Zero, Inc. and Schultz Company
May 14, 2003
Page 2


         Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any law except the laws of the State of Missouri and the Missouri case law decided thereunder.

         Whenever our opinion herein is indicated to be based on our knowledge, it is limited to the actual current knowledge of the attorneys of our firm who have devoted substantive attention to legal matters referred to us by the Guarantors. Except to the extent expressly set forth herein, however, we have not undertaken any independent investigation as to such matters, and no inference as to our knowledge of such matters should be drawn from our representation of the Guarantors.

         Based upon and subject to the assumptions, qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

              1. Each of the Guarantors is duly incorporated, validly existing and in good standing under the laws of the State of Missouri.

              2. Each of the Guarantors has the requisite corporate power and authority to execute and deliver the Indenture and the Guarantee and to perform its obligations thereunder.

              3. The execution and delivery of the Indenture and the Guarantee by each of the Guarantors, and the performance of its obligations thereunder, has been duly authorized by each such Guarantor, and does not conflict with such Guarantor's articles of incorporation, bylaws or, to our knowledge, any applicable provision of state law or require any consent of any governmental authority.

         Our opinions above are subject to the following further qualifications and limitations:

              (a) we express no opinion as to the effect of the compliance or noncompliance of any person or entity other than Guarantors with any laws or regulations applicable to such person or entity because of the legal or regulatory status or the nature of the business of such person or entity.

              (b) we express no opinion with respect to laws, rules or regulations relating to: securities, the environment, food and drugs, health and safety, disclosure, misrepresentation or fraud, fraudulent transfer and conveyance; and

              (c) with respect to the opinions contained in paragraph 3, our opinions are limited by the effects of principles of unconscionability and principles of law that limit or affect the enforceability of provisions regarding liquidated damages, break funding fees, prepayment fees, late charges and default rates of interest to the extent the same are deemed to be a penalty or unreasonable

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United Industries Corporation,
Ground Zero, Inc. and Schultz Company
May 14, 2003
Page 3


         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Missouri or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

         This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except that Kirkland & Ellis may rely upon this opinion to the same extent as if it were an addressee hereof.

                                              Very truly yours,

                                              /s/ Thompson Coburn LLP